UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 24, 2005

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard
Los Angeles California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)
     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On August 24, 2005, Hanmi Financial Corporation (the “Registrant”) agreed to purchase 1,163,000 shares of the Registrant’s common stock from Korea Exchange Bank for an aggregate purchase price of approximately $20 million. The transaction is expected to close on August 30, 2005. Information about the stock purchase is set forth in the Stock Purchase Agreement and a press release, which are attached hereto as exhibits and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

10.1	Stock Purchase Agreement, dated August 24, 2005

99.1	Press Release, dated August 25, 2005, issued by Hanmi Financial Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2005	Hanmi Financial Corporation

	By:	/s/ SUNG WON SOHN

Sung Won Sohn
President and Chief Executive Officer